Exhibit 13

ASSIGNMENT FORM

FOR VALUE RECEIVED, a Warrant to acquire 1,000,000 shares of Ondas Holdings Inc. common stock at an exercise price of $0.89 per share, and all rights evidenced thereby, are hereby assigned to:

The Popolo Family Fund at the Catholic Foundation of Dallas _________________________________

(Name)

12222 Merit Drive, Suite 850, Dallas, TX 75251 _____________________________________________

(Mailing Address)

(E-mail Address)

Dated: 12/31, 2024

Holder’s Name:	Stage 1 Growth Fund, LLC Series WAVE

Holder’s Signature:	/s/ Joseph V. Popolo

Holder’s Address:	2811 South Bayshore Drive

Suite 17A

Coconut Grove, FL 33133

Original Grant Date of Warrant:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should provide proper evidence of authority to assign the foregoing Warrant.